Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SmartKem, Inc.

Manchester, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-254904) of our report dated March 28, 2022 relating to the consolidated financial statements of SmartKem, Inc., which appears in the Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding SmartKem, Inc.’s ability to continue as a going concern.

/s/ BDO LLP

BDO LLP

Manchester, United Kingdom

March 28, 2022